EX-99.16.a

POWER OF ATTORNEY

     I, the undersigned member of the Board of Trustees of Quaker Investment Trust (the “Trust”), hereby constitute and appoint Jeffry H. King, Laurie Keyes, and Justin Brundage, and each of them singly, my true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for me and in my name in the appropriate capacity, all Registration Statements of the Trust on Form N-1A, Form N-8A or any successor thereto, any and all subsequent Amendments, Pre-Effective Amendments, or Post-Effective Amendments to said Registration Statements on Form N-14, and any supplements or other instruments in connection therewith, and generally to do all such things in my name and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and all related requirements of the Securities and Exchange Commission. I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof.

    This power of attorney is effective for all documents filed on or after August 10, 2006.

     IN WITNESS WHEREOF, the undersigned has executed this instrument as of this 10th day of August 2006.

/s/ Adrian A. Basora
Adrian A. Basora

/s/ James R. Brinton
James R. Brinton

/s/ David K. Downes
David K. Downes

/s/ Laurie Keyes
Laurie Keyes

/s/ Jeffry H. King, Sr.
Jeffry H. King, Sr.

/s/ G. Michael Mara
G. Michael Mara

/s/ Mark S. Singel
Mark S. Singel

/s/ Warren West
Warren West

/s/ Everett T. Keech
Everett T. Keech